                          LOCKHEED MARTIN CORPORATION

                        OFFER TO EXCHANGE     SHARES OF
              COMMON STOCK OF MARTIN MARIETTA MATERIALS, INC. FOR
                 EACH SHARE OF COMMON STOCK OF LOCKHEED MARTIN
                    CORPORATION UP TO AN AGGREGATE OF
             SHARES OF COMMON STOCK OF LOCKHEED MARTIN CORPORATION

To Our Clients:

  Enclosed for your consideration is an Offering Circular--Prospectus dated
      , 1996 (the "Offering Circular--Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal"; and together with the Offering Circular--Prospectus, the "Exchange Offer") relating to the offer by Lockheed
Martin Corporation ("Lockheed Martin") to exchange     shares of common stock,
par value $.01 per share, of Martin Marietta Materials, Inc. ("Materials Common Stock") for each share tendered of common stock, par value $1.00 per share, of Lockheed Martin ("Lockheed Martin Common Stock") up to an aggregate
of      shares of Lockheed Martin Common Stock tendered and exchanged.

  The material is being forwarded to you as the beneficial owner of shares of Lockheed Martin Common Stock carried by us in your account but not registered in your name. A tender of such shares of Lockheed Martin Common Stock may only be made by us as the registered holder and pursuant to your instructions. Therefore, Lockheed Martin urges holders of shares of Lockheed Martin Common Stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to accept the Exchange Offer.

  Accordingly, we request instructions as to whether you wish us to tender any or all such shares of Lockheed Martin Common Stock held by us for your account pursuant to the terms and conditions set forth in the enclosed Offering Circular--Prospectus and the related Letter of Transmittal.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to tender shares of Lockheed Martin Common Stock in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
Midnight, New York City time, on     ,      , 1996, or if extended by Lockheed
Martin, the latest date and time to which extended (the "Expiration Date"). Shares of Lockheed Martin Common Stock tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Offering Circular--Prospectus, at any time prior to the Expiration Date and after
 , 1996, if not theretofore accepted for exchange.

  Your attention is directed to the following:

  1. The Exchange Offer is for up to an aggregate of      shares of Lockheed
     Martin Common Stock.

  2. Lockheed Martin's obligation to accept shares of Lockheed Martin Common Stock tendered in the Exchange Offer is subject to certain conditions specified in the Offering Circular--Prospectus.

  3. No domestic stock transfer taxes will be payable as a result of the transaction. Lockheed Martin will pay all foreign stock transfer taxes, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

  If you wish to have us tender any or all of your shares of Lockheed Martin Common Stock, please so instruct us by completing, executing and returning to us the instruction form which appears on the reverse side of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED BY YOU TO TENDER SHARES OF LOCKHEED MARTIN COMMON STOCK.

                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Lockheed Martin Corporation (the "Company") relating to the common stock, par value $1.00 per share, of Lockheed Martin ("Lockheed Martin Common Stock").

  This will instruct you to tender the shares of Lockheed Martin Common Stock indicated below held by you for the account of the undersigned, pursuant to the terms of and conditions set forth in the Offering Circular--Prospectus and the Letter of Transmittal.

  Box 1  [_] Please tender all of my shares of Lockheed Martin Common Stock held by you for my account.

  Box 2  [_] Please tender     (number) of the shares of Lockheed Martin
             Common Stock held by you for my account.

  Box 3  [_] Please do not tender any of my shares of Lockheed Martin Common
             Stock held by you for my account.

- --------------------------------------------------------------------------------
             IMPORTANT--IF YOU HAVE CHECKED EITHER BOX 1 OR BOX 2
             ABOVE THEN YOU MUST PROVIDE THE AGGREGATE OWNERSHIP
                         INFORMATION REQUESTED BELOW.
- --------------------------------------------------------------------------------

                        AGGREGATE OWNERSHIP INFORMATION

Instructions:

  1.    You must check either the box marked "Yes" or "No" below.

  2. For purposes of this section, you should assume that there will be no proration in the Exchange Offer and that each share of Lockheed Martin
        Common Stock tendered will be exchanged for     shares of Materials
        Common Stock.

  3. In calculating your ownership of Materials Common Stock for purposes of this section, you must include shares of Materials Common Stock owned by any person with whom you are or were acting pursuant to a plan or arrangement with respect to the acquisition of Materials Common Stock, including shares now owned by such person, shares to be acquired by such person in the Exchange Offer and shares to be acquired by such person apart from the Exchange Offer.

YES [_] I/We intend to own, directly or indirectly, individually, beneficially or otherwise, 2,000,000 or more shares of Materials Common Stock upon consummation of the Exchange Offer.

NO [_] I/We do not intend to own, directly or indirectly, individually, beneficially or otherwise, 2,000,000 or more shares of Materials Common Stock upon consummation of the Exchange Offer.

        IF YOU CHECKED THE BOX MARKET "YES" ABOVE, YOU MUST PROVIDE THE FOLLOWING INFORMATION:

        How many shares of Materials Common Stock do you currently own, directly or indirectly, individually, beneficially or otherwise?
        _______________

        How many additional shares of Materials Common Stock do you intend to acquire by purchase or otherwise, to be owned directly or indirectly, individually, beneficially or otherwise, upon or before completion of the Transaction? (Do not include shares to be received pursuant to the Exchange Offer.)_________________

        How many shares of Materials Common Stock are owned, directly or indirectly, individually, beneficially or otherwise, by any person with whom you are or were acting pursuant to a plan or arrangement with respect to the acquisition of Materials Common Stock?__________________

                                              Questions-continued on next page.

        How many shares of Materials Common Stock are intended to be acquired by purchase or otherwise, to be owned directly or indirectly, individually, beneficially or otherwise, by any person with whom you are or were acting pursuant to a plan or arrangement upon or before completion of the Transaction with respect to the acquisition of Materials Common Stock? (Do not include shares to be received pursuant to the Exchange Offer.)

        How many shares of Materials Common Stock will be received pursuant to the Exchange Offer, to be owned directly or indirectly, individually, beneficially or otherwise, by any person with whom you are or were acting pursuant to a plan or arrangement with respect to the acquisition of Materials Common Stock?

- -------------------------------------------------------------------------------

                                   ODD LOTS

[_] By checking this box, the undersigned represents that the undersigned owned
    beneficially and of record as of       , 1996, an aggregate of less than
    100 shares of Lockheed Martin Common Stock and is tendering all such shares.
- -------------------------------------------------------------------------------

                          NOTICE OF SOLICITED TENDERS

    Lockheed Martin will pay to a Soliciting Dealer, as defined in the Offering Circular--Prospectus, a solicitation fee of $1.00 per share, up to a maximum of 1,000 shares, for each share of Lockheed Martin Common Stock tendered and exchanged pursuant to the Exchange Offer in cases where such tenders are affirmatively solicited by the Soliciting Dealer, except that no solicitation fee shall be payable (i) in connection with a tender of Lockheed Martin Common Stock by a stockholder (x) tendering more than 10,000 shares of Lockheed
Martin Common Stock or (y) tendering from a country outside of the United States; or (ii) to the Dealer Manager. In addition, no such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Lockheed Martin, Materials, the Exchange Agent, the Information Agent or the Dealer Manager for purposes of the Exchange Offer.

[_] By checking this box, the undersigned represents that his or her tender was affirmatively solicited by the Soliciting Dealer listed below:

Name of Firm: _________________________________________________________________
                                (Please Print)

Name of Individual Broker or Financial Consultant: ____________________________

Identification Number (if known): _____________________________________________

Address: ______________________________________________________________________
                              (Include Zip Code)

                                   SIGNATURE

Dated:_______________________________     _____________________________________

                                          _____________________________________
                                                      SIGNATURE(S)

                                          _____________________________________

                                          _____________________________________
                                                PLEASE PRINT NAME(S) HERE

  UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR SHARES OF LOCKHEED MARTIN COMMON STOCK.